EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-45902, 333-110425 and 333-130936) and Form S-8 (No. 333-104939) of AmeriGas Partners, L.P. of our report dated November 29, 2007 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
November 29, 2007